Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-179546 and 333-173611) of Zipcar, Inc. of our report dated March 9, 2012 relating to the consolidated financial statements, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
March 9, 2012